UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements with Thomas B. Nusz and Taylor L. Reid

On March 1, 2012, Oasis Petroleum Inc. (the “Company”) entered into amended and restated employment agreements with its Chairman, President and Chief Executive Officer, Thomas B. Nusz (the “Nusz Agreement”), and its Executive Vice President and Chief Operating Officer, Taylor L. Reid (the “Reid Agreement” and, together with the Nusz Agreement, the “Amended Agreements”). The Amended Agreements increase Mr. Nusz’s and Mr. Reid’s annual base salaries to $450,000 and $350,000, respectively, and increase their annual cash bonus opportunities to 120% and 80% of base salary, respectively. In addition, the Amended Agreements remove the provision for automatic renewal of the employment agreements and provide for a three year term that commences on March 1, 2012, subject to termination upon notice or certain other conditions, and may be extended with 30 days notice by the Company if the officer agrees to such extension prior to the end of the initial term. The Amended Agreements also replace the tax gross up provision for federal excise taxes under section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) with a modified cutback provision which states that, if amounts payable in connection with a change in control under the Amended Agreements or otherwise by the Company exceed the amount allowed under section 280G of the Code, thereby subjecting Mr. Nusz or Mr. Reid to an excise tax under section 4999 of the Code, then the payments shall either be: (a) reduced to the level at which no excise tax applies, such that the full amount of the payments would be equal to $1 less than three times Mr. Nusz’s or Mr. Reid’s “base amount,” which is the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (b) paid in full, which would subject Mr. Nusz or Mr. Reid to the excise tax. The Company will determine, in good faith, which route produces the best net after tax position for Mr. Nusz or Mr. Reid, but the Company will not provide any gross-up payments for excise taxes. The Amended Agreements also make certain changes to the severance payments that may become due upon specified termination events. Specifically, (i) the Nusz Agreement provides that, upon a termination of Mr. Nusz’s employment by the Company without Cause (as defined in the Nusz Agreement) or by Mr. Nusz for Good Reason (as defined in the Nusz Agreement), Mr. Nusz will receive a cash severance payment at least equal to 24 months of his base salary plus two times his annual target bonus; (ii) for both Amended Agreements, severance payments upon a without Cause or Good Reason termination will not be reduced by the pro-rata bonus amount payable for the year of termination; (iii) the protection period following a Change in Control (as defined in the Amended Agreements) has been extended from one year to two years; and (iv) the cash payments due upon a without Cause or Good Reason termination occurring during the protection period following a Change in Control are equal to 2.99 times base salary plus 2.99 times the greater of the executive’s target performance bonus or the average performance bonus actually paid (or payable) to the executive for the prior two years.

Copies of the Nusz Agreement and Reid Agreement are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference. The descriptions of the Nusz Agreement and the Reid Agreement contained herein are qualified in their entirety by reference to the full text of the Nusz Agreement and the Reid Agreement.

Employment Agreement with Michael H. Lou

In addition, on March 1, 2012, the Company entered into an employment agreement with its Executive Vice President and Chief Financial Officer, Michael H. Lou (the “Lou Agreement”). The Lou Agreement is for a term of three years commencing March 1, 2012, subject to termination upon notice or certain other conditions, and may be extended with 30 days notice by the Company if Mr. Lou agrees to such extension prior to the end of the initial term. Pursuant to the terms of the Lou Agreement, Mr. Lou’s annual base salary is $320,000, and his annual target bonus opportunity is equal to 80% of his base salary. The Lou Agreement also provides Mr. Lou with certain severance benefits if he is terminated due to death or disability, by the Company without Cause (as defined in the Lou Agreement), or by Mr. Lou for Good Reason (as defined in the Lou Agreement), which are the same severance benefits provided under the Reid Agreement. In addition, if Mr. Lou’s employment is terminated by the Company without Cause or if Mr. Lou terminates employment for Good Reason, in each case within two years following a Change in Control, then (1) the Company shall provide Mr. Lou a lump sum payment equal to 2.99 times the sum of (i) Mr. Lou’s annual base salary at the time of termination, plus (ii) the target performance bonus that Mr. Lou is eligible to receive for the calendar year of termination or, if greater, the average performance bonus actually paid (or payable) to Mr. Lou for the prior two years, and (2) reimbursement on a monthly basis for premiums required to continue Mr. Lou’s health care coverage for a period of 18 months. The Lou Agreement also provides that all unvested equity awards under the Company’s 2010 Long Term Incentive Plan or other plans shall become immediately vested upon the occurrence of a Change in Control. The Lou Agreement also includes the same modified cutback provision included in the Amended Agreements and does not provide for any gross up payment for excise taxes.

A copy of the Lou Agreement is attached hereto as Exhibit 10.3, and is incorporated herein by reference. The description of the Lou Agreement contained herein is qualified in its entirety by reference to the full text of the Lou Agreement.

Amended and Restated Executive Change in Control and Severance Benefit Plan

On March 1, 2012, the Company adopted an Amended and Restated Change in Control and Severance Benefit Plan (the “Amended CIC Plan”). The Amended CIC Plan replaces the tax gross up provision for federal excise taxes under section 4999 of the Code with a modified cutback provision which states that, if amounts payable to a participating officer under the Amended CIC Plan (together with any other amounts that are payable by the Company as a result of a change in control (collectively, the “Payments”)) exceed the amount allowed under section 280G of the Code for such officer, thereby subjecting the officer to an excise tax under section 4999 of the Code, then the Payments shall either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to $1 less than three times the officer’s “base amount,” which is the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (ii) paid in full, which would subject the officer to the excise tax. The Company will determine, in good faith, which route produces the best net after tax position for an officer, but the Company will not provide any gross-up payments for excise taxes. The Amended CIC Plan also provides that, upon a participating officer’s termination of employment without Cause (as defined in the Amended CIC Plan) or for Good Reason (as defined in the Amended CIC Plan), the officer will be entitled to receive, in addition to the severance payments and benefits provided under the plan prior to March 1, 2012, a lump sum payment equal to one times the officer’s target performance bonus for the calendar year of termination.

A copy of the Amended CIC Plan is attached hereto as Exhibit 10.4, and is incorporated herein by reference. The description of the Amended CIC Plan contained herein is qualified in its entirety by reference to the full text of the Amended CIC Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement dated as of March 1, 2012 between Oasis Petroleum Inc. and Thomas B. Nusz.

10.2	Amended and Restated Employment Agreement dated as of March 1, 2012 between Oasis Petroleum Inc. and Taylor L. Reid.

10.3	Employment Agreement dated as of March 1, 2012 between Oasis Petroleum Inc. and Michael H. Lou.

10.4	Amended and Restated Executive Change in Control and Severance Benefit Plan dated as of March 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC.
(Registrant)

Date: March 2, 2012	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement dated as of March 1, 2012 between Oasis Petroleum Inc. and Thomas B. Nusz.

10.2	Amended and Restated Employment Agreement dated as of March 1, 2012 between Oasis Petroleum Inc. and Taylor L. Reid.

10.3	Employment Agreement dated as of March 1, 2012 between Oasis Petroleum Inc. and Michael H. Lou.

10.4	Amended and Restated Executive Change in Control and Severance Benefit Plan dated as of March 1, 2012.